UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 --------------

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 20, 2000



                            Cordant Technologies Inc.
---------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
---------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


         1-6179                                      36-2678716
----------------------                      --------------------------
Commission File Number                    (IRS Employer Identification No.



15 W. South Temple, Suite 1600, Salt Lake City, UT             84101-1532
---------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)



                                 (801) 933-4000
                             ----------------------
                          Registrant's Telephone Number

ITEM 5   OTHER EVENTS

The following news release was issued on April 20, 2000.

CORDANT FIRST QUARTER EARNINGS INCREASE EIGHT PERCENT

Salt Lake City, Utah, April 20, 2000 - Cordant Technologies Inc. reported net income of $37.6 million, or $1.00 per diluted share, for the quarter ended March 31, 2000. During the quarter Cordant Technologies agreed to be acquired by Alcoa Inc. for $57 per Cordant share payable in cash. As a result of the pending Alcoa acquisition, the Company incurred additional expenses not normally associated with recurring operations. Adjusting for these unique expenses and other unusual items in the first quarter of 1999 and 2000, the Company's first quarter earnings were $42.1 million, or 1.12 per share, an eight percent increase over the same quarter last year. Details are discussed below.

As a result of the Alcoa acquisition offer to purchase the Company, Cordant's stock price increased from $29.56 to $56.56 per share during the quarter. This 91 percent increase in the Company's stock price resulted in $3.3 million, or $.09 per share, in stock based incentive compensation expense at the Company's Howmet subsidiary. In addition, Howmet incurred $1.2 million, or $.03 per share, in advisory fees associated with the Company's tender offer to purchase the remaining public shares of Howmet.

The first quarter of 1999 also included certain unusual items. The Company reported net income of $47.2 million, or $1.26 per share. The prior year's quarterly net income included a one-time $7.1 million, or $.19 per share, benefit from reversing taxes on accumulated dividends previously accrued on the Company's share of Howmet income. This reversal took place once the Company increased its Howmet ownership to 84.6 percent. The 1999 quarter also benefited from other stock based incentive plan expense reversals totaling $1.3 million, or $.03 per share. Adjusting for these unusual items, 1999's first quarter reported income would have been $38.8 million, or $1.04 per share.
                                     (more)

Investment Castings

Excluding unusual items in both 1999 and 2000, Howmet contributed income, after tax and minority interest of $30 million, or $.80 per share, compared to $26.3 million or $.70 per share in 1999. The first quarter in 2000 included a $3.3 million after-tax effect of stock based compensation costs associated with the Cordant share price increase, and $1.2 million after-tax cost associated with the proposed Cordant purchase of the Howmet public shares. First quarter 1999 included a benefit of $1.3 million after tax due to a reversal of stock based compensation previously accrued.

Sales increased two percent over the prior year's quarter primarily as a result of continued strength in the Industrial Gas Turbine market. Operating income was flat versus a year ago as improving cost performance offset continuing production problems at Howmet aluminum and the price reductions, which took effect on January 1.

Fastening Systems Operating Income Up 17 Percent

Huck Fastening Systems sales for the quarter increased by $12.7 million, or
10  percent,   from  the  prior  year   reflecting   the   acquisition   of
Continental/Midland in October 1999.

Operating income increased $3.1 million, or 17 percent, over the prior year. Operating margins increased to 15.9 percent for the quarter compared to 15.1 percent last year, primarily as a result of cost savings achieved from plant consolidations last year.

Sales in the industrial market decreased five percent from the prior year's quarter excluding sales provided by the Continental/Midland acquisition. Sales in the aerospace market decreased 17 percent from the prior year primarily from weak domestic aerospace demand. Excluding operating income provided by the Continental/Midland acquisition, Fastening Systems operating income increased $1.2 million, or six percent from last year.

                                     (more)

Propulsion Systems Operating Income Up 17 Percent

Propulsion Systems sales increased $6.9 million, or five percent, for the quarter ended March 31, 2000, compared to the prior year's quarter, primarily from higher sales in the Space Shuttle Reusable Solid Rocket Motor (RSRM), ordnance and commercial launch motor programs. The higher RSRM sales resulted from increased activity on the RSRM Buy 4 contract. Operating income increased $3 million, or 17 percent, over the prior year primarily from higher RSRM and ordnance program sales and margins. Propulsion systems operating margins were 14.2 percent compared to 12.7 percent in 1999.


General
Interest expense increased $2.7 million over the prior year period, due to increased debt levels used to finance the Continental/Midland acquisition in October 1999 and the Howmet common stock purchase in February 1999. Interest income decreased $2 million from the prior year due to lower cash levels.

Cordant Technologies Inc. (CDD-NYSE) is a strategically balanced global business. Cordant Technologies' Howmet International Inc. subsidiary is a global manufacturer of aircraft and IGT engine components; its Huck International subsidiary is a leading designer and manufacturer of high performance proprietary fasteners and installation systems; and its Thiokol Propulsion division is the leading producer of solid propulsion systems.
Contact:

Lauren Sides                                    Shannon Sebahar
Public Relations                                Investor Relations
(801) 933-4193                                  (801) 933-4029
lauren.sides@cordant.com                        shannon.sebahar@cordant.com


                                     (more)

This release includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and
Section 21E of the Exchange Act. Forward-looking statements, which are based on assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by the use of the words "anticipate," "believe," "estimate," "expect," "intend," "project," or similar expressions. These forward-looking statements are subject to risks, uncertainties, and assumptions about the Company. Important factors that could cause actual results to differ materially from the forward-looking statements made in this document are set forth under the caption "Risk Factors" and elsewhere in the Company's filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, the Company's actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. All forward-looking statements attributable to the Company, or persons acting on the Company's behalf, are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect future events or developments.







                                     (more)





Summary unaudited financial information for the three-months ended March 31, follows:

                                                                               Better
(in millions, except per share data)               2000             1999       (Worse)     Percent
---------------------------------------------------------------------------------------------------------

Sales:
Investment Castings                               $381.6          $ 372.7        $ 8.9             2
Fastening Systems                                  133.9            121.2         12.7            10
Propulsion Systems                                 147.1            140.2          6.9             5
---------------------------------------------------------------------------------------------------------
    Total sales                                   $662.6          $ 634.1         28.5             4
---------------------------------------------------------------------------------------------------------

Operating income:
Investment Castings                              $  43.0          $  55.0      $ (12.0)          (22)
Fastening Systems                                   21.4             18.3          3.1            17
Propulsion Systems                                  20.8             17.8          3.0            17
Unallocated corporate expense                       (6.2)            (7.3)         1.1            15
---------------------------------------------------------------------------------------------------------
    Total operating income                          79.0             83.8         (4.8)           (6)

Interest income                                       .7              2.7         (2.0)          (74)
Interest expense                                   (12.2)            (9.5)        (2.7)          (28)
Other, net                                          (1.6)             (.2)        (1.4)         (700)
Income taxes                                       (23.7)           (22.5)        (1.2)           (5)
---------------------------------------------------------------------------------------------------------
Income before minority interest                     42.2             54.3        (12.1)          (22)
Minority interest                                   (4.6)            (7.1)         2.5            35
---------------------------------------------------------------------------------------------------------
    Net income                                   $  37.6          $  47.2        $(9.6)          (20)
---------------------------------------------------------------------------------------------------------

Net income per share:
    Basic                                        $  1.02          $  1.29       $ (.27)          (21)
    Diluted                                      $  1.00          $  1.26       $ (.26)          (21)

=========================================================================================================

Results for the current quarter include Continental/Midland's operations, which was purchased in October 1999.



                                     (more)

The Company's management views continuing operations by excluding special items that are not expected to have an impact on future operations. The special items are detailed in the following schedules and do not qualify for separate treatment under Generally Accepted Accounting Principles
(GAAP) and are not intended to replace the discussion of GAAP financial statements. Rather, it is management's desire to disclose material events that have had an impact on reported operations.

Three Months Ended March 31
                                                      2000            2000            1999            1999
                                                    After-tax       Earnings       After-tax        Earnings
(in millions, except per share data)                 Income        Per Share         Income         Per Share
----------------------------------------------------------------------------------------------------------------

Reported net income                                    $37.6           $1.00           $47.2           $1.26
Special items
    Howmet CDD stock option expense 1                    3.3             .09
    Howmet tender offer advisory fees2                   1.2             .03
    Howmet SAR benefit 3                                                                (1.3)           (.03)
    7 percent tax dividend reversal 4                                                   (7.1)           (.19)

----------------------------------------------------------------------------------------------------------------
Income without special items                           $42.1           $1.12           $38.8           $1.04
================================================================================================================


1) Higher expense associated with the increase in Cordant Technologies Inc.'s common stock price.

2) Expenses incurred by Howmet in the current quarter associated with Cordant Technologies Inc.'s offer to purchase Howmet's remaining publicly held shares.

3) The prior year benefit resulted from a decrease in Howmet's common stock price at March 31, 1999.

4) Taxes on accumulated dividends previously accrued on the Company's share of Howmet's income were reversed after the Company increased its ownership percentage in Howmet to 84.6 percent in February 1999.



                                    ####

ITEM 7   FINANCIAL STATEMENTS ON FORM 8-K

Following are Cordant Technologies Inc. consolidated balance sheets, statements of cash flows, and statements of stockholder's equity. The complete statements including footnotes will be included in the Company's first quarter Form 10-Q.

                            CORDANT TECHNOLOGIES INC.
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                       Three Months Ended
                                                                                                 March 31
                                                                                      --------------------------------
                                                                                           2000             1999
----------------------------------------------------------------------------------------------------------------------

Net sales                                                                                 $  662.6          $ 634.1

Operating expenses:
     Cost of sales                                                                           513.7            490.7
     Selling, general and administrative                                                      61.9             51.4
     Research and development                                                                  8.0              8.2
----------------------------------------------------------------------------------------------------------------------
         Total operating expenses                                                            583.6            550.3

Income from operations                                                                        79.0             83.8

Interest income                                                                                 .7              2.7
Interest expense                                                                             (12.2)            (9.5)
Other, net                                                                                    (1.6)             (.2)
----------------------------------------------------------------------------------------------------------------------
Income before income taxes and minority interest                                              65.9             76.8
Income taxes                                                                                 (23.7)           (22.5)
----------------------------------------------------------------------------------------------------------------------
Income before minority interest                                                               42.2             54.3
Minority interest                                                                             (4.6)            (7.1)
----------------------------------------------------------------------------------------------------------------------

Net income                                                                                 $  37.6        $    47.2
----------------------------------------------------------------------------------------------------------------------

Net income per share:
     Basic                                                                                 $  1.02      $      1.29
     Diluted                                                                               $  1.00      $      1.26
----------------------------------------------------------------------------------------------------------------------
Dividends per share                                                                       $    .10     $        .10
======================================================================================================================



                            CORDANT TECHNOLOGIES INC.
                           CONSOLIDATED BALANCE SHEETS
                                  (IN MILLIONS)

                                                                                 March 31
                                                                                   2000                    December 31
                                                                               (Unaudited)                     1999
------------------------------------------------------------------------------------------------------------------------

Assets
Current assets
     Cash and cash equivalents                                                  $     21.1               $     37.1
     Receivables                                                                     293.0                    238.0
     Inventories                                                                     268.3                    261.7
     Deferred income taxes and prepaid expenses                                       63.6                     67.2
------------------------------------------------------------------------------------------------------------------------
         Total current assets                                                        646.0                    604.0

Property, plant and equipment at cost
     Less allowances for depreciation                                                751.8                    755.0

Other assets
     Costs in excess of net assets of businesses
         acquired, net                                                               908.4                    903.8
     Patents and other intangible assets, net                                        101.1                    104.7
     Other noncurrent assets                                                         118.1                    114.5
------------------------------------------------------------------------------------------------------------------------
     Total other assets                                                            1,127.6                  1,123.0
------------------------------------------------------------------------------------------------------------------------
     Total assets                                                                 $2,525.4                 $2,482.0
========================================================================================================================





                            CORDANT TECHNOLOGIES INC.
                           CONSOLIDATED BALANCE SHEETS
                                  (IN MILLIONS)
                                                                                 March 31
                                                                                  2000                   December 31
                                                                                (Unaudited)                   1999
------------------------------------------------------------------------------------------------------------------------

Liabilities and stockholders' equity
Current liabilities
     Short-term debt                                                            $    100.4                $     83.6
     Accounts payable                                                                128.1                     137.6
     Accrued compensation                                                             91.0                     102.3
     Other accrued expenses                                                          212.8                     216.9
------------------------------------------------------------------------------------------------------------------------
         Total current liabilities                                                   532.3                     540.4

Noncurrent liabilities
     Accrued retiree benefits                                                        176.2                     174.1
     Deferred income taxes                                                            57.3                      61.5
     Accrued interest and other noncurrent liabilities                               215.5                     211.6
     Long-term debt                                                                  616.1                     601.3
------------------------------------------------------------------------------------------------------------------------
         Total noncurrent liabilities                                              1,065.1                   1,048.5

Commitments and contingent liabilities
Minority interest                                                                     81.2                      77.0
Stockholders' equity
     Common stock (par value $1.00 per share)  Authorized - 200 shares  Issued -
         41.1 shares at March 31, 2000 and
            December 31, 1999 (includes treasury shares)                              41.1                      41.1
     Additional paid-in capital                                                       48.1                      48.0
     Retained earnings                                                               842.4                     808.5
     Accumulated other comprehensive income (loss)                                   (13.4)                    (10.0)
------------------------------------------------------------------------------------------------------------------------
                                                                                     918.2                     887.6
     Less common stock in treasury, at cost
         (4.4 shares at March 31, 2000
            and December 31, 1999, respectively)                                     (71.4)                    (71.5)
------------------------------------------------------------------------------------------------------------------------
            Total stockholders' equity                                               846.8                     816.1
------------------------------------------------------------------------------------------------------------------------

            Total liabilities and stockholders' equity                          $  2,525.4                  $2,482.0
========================================================================================================================




                            CORDANT TECHNOLOGIES INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                  (IN MILLIONS)

                                                                                          Three Months Ended
                                                                                               March 31
                                                                                 -------------------------------------
                                                                                       2000                  1999
----------------------------------------------------------------------------------------------------------------------

Operating Activities
Net income                                                                           $  37.6              $  47.2
Adjustments to reconcile net income to net cash
     provided by operating activities:
         Minority interest                                                               4.6                  7.1
         Depreciation                                                                   21.7                 19.5
         Amortization                                                                    9.8                  8.6
         Changes in operating assets and liabilities:
            Receivables                                                                (58.1)               (45.8)
            Inventories                                                                 (8.0)               (11.2)
            Accounts payable and accrued expenses                                      (32.1)               (27.2)
            Income taxes                                                                 6.6                 21.0
            Other                                                                        5.1                  4.8
----------------------------------------------------------------------------------------------------------------------
                Net cash (used for) provided by operating activities                   (12.8)                24.0

Investing Activities
     Acquisitions                                                                      (10.9)              (385.0)
     Purchases of property, plant and equipment                                        (20.4)               (31.1)
----------------------------------------------------------------------------------------------------------------------
                Net cash used for investing activities                                 (31.3)              (416.1)

Financing Activities
     Net change in short-term debt                                                      17.5                 50.7
     Issuance of long-term debt                                                        500.0                450.0
     Repayment of long-term debt                                                      (485.3)              (130.1)
     Dividends paid                                                                     (3.7)                (3.7)
     Stock option transactions                                                            .2                  1.3
----------------------------------------------------------------------------------------------------------------------
                Net cash provided by financing activities                               28.7                368.2
Foreign currency rate changes                                                            (.6)                (2.6)
----------------------------------------------------------------------------------------------------------------------
Decrease in cash and cash equivalents                                                  (16.0)               (26.5)
Cash and cash equivalents at beginning of year                                          37.1                 45.3
----------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                                           $  21.1              $  18.8
======================================================================================================================




                            CORDANT TECHNOLOGIES INC.
        CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (UNAUDITED)
                                  (IN MILLIONS)
                                                                                           Accumulated
                                                         Additional                           Other        Total
                                                Common   Paid-In    Retained   Treasury   Comprehensive  Stockholders'
                                                Stock    Capital    Earnings     Stock       Income        Equity
--------------------------------------------------------------------------------------------------------------------

Three months ended March 31, 1999

Balance, December 31, 1998                        $41.1     $47.4     $658.8      $(75.5)   $  (3.9)        $667.9
Comprehensive income
Net income                                                              47.2                                  47.2
    Other comprehensive income
      Minimum pension liability                                                                  .9             .9
      Cumulative translation adjustment                                                        (7.1)          (7.1)
                                                                                                         -----------
        Comprehensive income                                                                                  41.0
                                                                                                         ===========

Dividends paid                                                          (3.7)                                 (3.7)
Stock options exercised and related
    income tax benefits (.1 shares)                           (.5)                   1.8                       1.3
--------------------------------------------------------------------------------------------------------------------

Balance, March 31, 1999                           $41.1     $46.9     $702.3      $(73.7)  $  (10.1)        $706.5
--------------------------------------------------------------------------------------------------------------------

Three months ended March 31, 2000

Balance, December 31, 1999                        $41.1     $48.0     $808.5      $(71.5)    $(10.0)        $816.1
Comprehensive income
Net income                                                              37.6                                  37.6
    Other comprehensive income
      Cumulative translation adjustment                                                        (3.4)          (3.4)
                                                                                                         -----------
        Comprehensive income                                                                                  34.2
                                                                                                         ===========
Dividends paid                                                          (3.7)                                 (3.7)
Stock options exercised and related
    income tax benefits                                        .1                     .1                        .2
--------------------------------------------------------------------------------------------------------------------

Balance, March 31, 2000                           $41.1     $48.1     $842.4      $(71.4)   $ (13.4)        $846.8
====================================================================================================================


Following is additional unaudited supplemental information:

Cash Flow Data

The following tables provide cash flow data for both Cordant Technologies and Howmet as neither company has access to the other's cash balances.

Selected Financial Data
For the three months ended March 31

                                                    2000                                             1999
                              --------------------------------------------------------------------------------------------
(in millions)                     Cordant(a)       Howmet     Consolidated       Cordant(a)        Howmet     Consolidated
--------------------------------------------------------------------------------------------------------------------------

Net cash provided by
     operating activities         $    (4.8)     $   (8.0)        $  (12.8)       $  14.2        $    9.8      $  24.0
Capital expenditures                   (8.1)        (12.3)           (20.4)          (7.8)          (23.3)        (31.1)
Dividends                              (3.7)          -               (3.7)          (3.7)            -            (3.7)
--------------------------------------------------------------------------------------------------------------------------
                                   $  (16.6)      $ (20.3)         $ (36.9)      $    2.7         $ (13.5)     $ (10.8)
--------------------------------------------------------------------------------------------------------------------------


Total debt                          $ 666.1       $  50.4           $716.5         $620.6          $154.0        $774.6
Less cash & cash
     Equivalents                       (2.1)         23.2             21.1             .7            18.1          18.8
--------------------------------------------------------------------------------------------------------------------------
                                    $ 668.2       $  27.2           $695.4         $619.9          $135.9        $755.8
==========================================================================================================================

(a) Cordant, exclusive of Howmet.

Book to Bill Ratios

Fastening Systems book-to-bill ratios, defined as period orders divided by period shipments, for the quarter ended March 31, were as follows:

                                                                 2000                      1999
               -------------------------------------------------------------------------------------------------

               Aerospace                                        .75                         .59
               Industrial                                       .94                        1.06
               Total                                            .88                         .90


Book to bill ratios are used as an indicator of future sales, but as with all indicators, has inherent limitations and actual results may be different. This is not a GAAP disclosure, and other companies may calculate this ratio differently and utilize the ratio for different purposes.

This Form 8-K includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and
Section 21E of the Exchange Act. Forward-looking statements, which are based on assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by the use of the words "anticipate," "believe," "estimate," "expect," "intend," "project," or similar expressions. These forward-looking statements are subject to risks, uncertainties, and assumptions about the Company. Important factors that could cause actual results to differ materially from the forward-looking statements made in this document are set forth under the caption "Risk Factors" and elsewhere in the Company's filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, the Company's actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. All forward-looking statements attributable to the Company, or persons acting on the Company's behalf, are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect future events or developments.

SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  CORDANT TECHNOLOGIES INC.
                                                        (Registrant)




                                      By:          /S/ Richard L. Corbin
                                               -------------------------
                                               Richard L. Corbin
                                               Executive Vice President and
                                               Chief Financial Officer

Date:  April 20, 2000